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                                                                   EXHIBIT 5(a)



                                 ALSTON&BIRD LLP

                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                        Fax: 404-881-7777 Telex: 54-2996

                               October 6, 1997


Renal Care Group, Inc.
2100 West End Avenue, Suite 800
Nashville, Tennessee  37203

         Re:      Form S-8 Registration Statement --
                  Renal Care Group, Inc.

Ladies and Gentlemen:

         We have acted as counsel for Renal Care Group, Inc., a Delaware corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 2,267,328 shares of the Corporation's common stock, $0.01 par value ("Common Stock"), that may be issued pursuant to the Renal Care Group, Inc. Third Amended and Restated 1996 Stock Incentive Plan and outstanding options granted outside of a plan for 27,750 shares of Corporation common stock granted to employees, directors, medical directors and consultants of the Corporation (collectively, the "Options and Plan"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         This Opinion Letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia (the "Interpretive Standards"), which Interpretative Standards are incorporated in this Opinion Letter by this reference. Capitalized terms used in this Opinion Letter and not otherwise defined herein shall have the meanings assigned to such terms in the Interpretive Standards and in the Registration Statement.

                          601 Pennsylvania Avenue, N.W.
                            North Building, Suite 250
                           Washington, D.C. 20004-2601


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         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. The opinions set forth herein are limited to the laws of the State of Delaware as expressed in the Delaware General Corporation Law, in reliance solely on published general compilations thereof as of the date hereof.

         Based upon the foregoing, it is our opinion that the 2,295,078 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Options and Plan, when issued in accordance with the terms and conditions of the Options and Plan, will be legally and validly issued, fully paid and nonassessable.

         This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.


                                                     Sincerely,


                                                     ALSTON & BIRD


                                                     By: /s/ STEVEN L. POTTLE
                                                         -----------------------
                                                         Steven L. Pottle, Esq.




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